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                                                                   EXHIBIT 99.02

                         NOTICE OF GUARANTEED DELIVERY
                                 FOR TENDER OF
                             6 7/8% NOTES DUE 2006
                                       OF
                         ARISTECH CHEMICAL CORPORATION

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 6 7/8% Notes due 2006 (the "Old Notes") are not immediately available, (ii) time will not permit the Old Notes, the Letter of Transmittal and all other required documents to reach The Chase Manhattan Bank (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Old Notes" in the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                            THE CHASE MANHATTAN BANK

               BY MAIL:                        BY OVERNIGHT DELIVERY OR HAND:
               --------                        ------------------------------
       The Chase Manhattan Bank                   The Chase Manhattan Bank
   450 West 33rd Street, 15th Floor           450 West 33rd Street, 15th Floor
          New York, NY 10001                         New York, NY 10001
Attention: Corporate Trust Department      Attention: Corporate Trust Department
   (Aristech Chemical Corporation,            (Aristech Chemical Corporation,
       6 7/8% Notes due 2006)                      6 7/8% Notes due 2006)

                                       OR

                                 BY HAND ONLY:
                                 -------------
                            The Chase Manhattan Bank
                           Institutional Trust Group
                      One Chase Manhattan Plaza, Floor 1B
                               New York, NY 10081
                        (Aristech Chemical Corporation,
                            6 7/8% Notes due 2006)

                  TO CONFIRM BY TELEPHONE OR FOR INFORMATION:
                                 (212) 946-3089

                            FACSIMILE TRANSMISSIONS:
                                 (212) 946-8161

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

     The undersigned hereby tenders to Aristech Chemical Corporation, a Delaware corporation (the "Company"), upon the terms and subject to the conditions set
forth in the Prospectus dated             , 1997 (as the same may be amended or
supplemented from time to time, the "Prospectus") and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Old Notes."

                       DESCRIPTION OF OLD NOTES TENDERED

Certificate Number(s)
(if available):_______________________________________

Aggregate Principal
Amount Tendered: $____________________________________



Signature(s):_________________________________________

______________________________________________________

Name(s):______________________________________________

______________________________________________________

Address(es):__________________________________________

______________________________________________________

Area Code(s) and Tel. No(s). of Registered Holder(s):

______________________________________________________

     If Old Notes will be tendered by book-entry transfer, please provide the following information:

     Name of Tendering Institution:________________________________
     DTC Account Number:___________________________________________
     Date:_________________________________________________________
     Transaction Code Number:______________________________________

                     THE GUARANTEE BELOW MUST BE COMPLETED

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                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchanges Medallion Program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within five New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:_______________________                ______________________________
                                                       (Authorized Signature)

Address:____________________________                Name:_________________________
                                                             (Please Print)

____________________________________                Capacity or Title:____________

Area Code and Tel. No.:_____________                Date:_________________________

NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL
      SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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